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                                                                    EXHIBIT 11.1

              CENTENNIAL HEALTHCARE CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                           ------------------------------------------
                                                                             1998            1997            1996
                                                                           ---------     -----------    -------------
Income (loss) before dividends and accretion on preferred
  stock.........................................................           $   (315)      $  10,385       $    2,779
Dividends and accretion of preferred stock......................                  -          (5,874)          (2,192)
                                                                           ---------     -----------   --------------
Income (loss) applicable to common stock before
  extraordinary loss............................................               (315)          4,511              587
Extraordinary loss on extinguishment of debt (net of tax).......                  -            (537)               -
                                                                           --------       ---------       ----------
Income (loss) applicable to common stock........................           $   (315)      $   3,974       $      587

Weighted average common shares outstanding......................             11,906           8,289            4,742

Basic earnings (loss) per common share:
Income applicable to common stock before
  extraordinary loss............................................           $  (0.03)      $    0.54       $     0.12
Extraordinary loss on extinguishment of debt....................                  -           (0.06)               -
                                                                           --------       ---------       ----------
Basic Earnings (loss) Per Common Share..........................           $  (0.03)      $    0.48       $     0.12
                                                                           ========       =========       ==========


Income (loss) applicable to common stock before
  extraordinary loss............................................           $   (315)      $   4,511       $      587
Interest savings on convertible debt (net of tax)...............                  -              65                -
Extraordinary loss on extinguishment of debt (net of tax).......                  -            (537)               -
                                                                           --------       ---------       ----------
Income (loss) applicable to common stock........................           $   (315)      $   4,039       $      587

Weighted average common shares outstanding......................             11,906           8,289            4,742
Dilutive effect of stock options................................                172              48               40
Conversion of convertible debt..................................                  -             125                -
                                                                           --------       ---------       ----------
Average diluted common shares outstanding.......................             12,078           8,462            4,782

Diluted earnings (loss) per common share:
Income applicable to common stock before
  extraordinary loss............................................           $  (0.03)      $    0.48       $     0.12
Extraordinary loss on extinguishment of debt....................                  -           (0.06)               -
                                                                           --------       ---------       ----------
Diluted Earnings (loss) Per Common Share........................           $  (0.03)      $    0.48       $     0.12
                                                                           ========       =========       ==========
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